Exhibit (a)(1)(l)

Offer to Purchase for Cash

All outstanding ordinary shares, no nominal value,

All outstanding American Depositary Shares, each representing 80 ordinary shares,

All outstanding option rights issued under the December 6, 2011 option plan,

All outstanding option rights issued under the January 2, 2014 option plan,

All outstanding option rights issued under the January 4, 2016 option plan,

All outstanding share units issued under the December 6, 2011 equity incentive plan,

All outstanding share units under the January 2, 2014 equity incentive plan,

All outstanding option rights awards under the Swiss option plan dated June 18, 2008,

and

All outstanding warrants issued on May 28, 2015

of

BIOTIE THERAPIES OYJ, a Finnish limited liability company

by

ACORDA THERAPEUTICS, INC.

March 11, 2016

THE OFFER PERIOD AND THE ASSOCIATED WITHDRAWAL RIGHTS WILL EXPIRE ON APRIL 8, 2016 AT 4:00 P.M. (FINNISH TIME) / 9:00 A.M. (NEW YORK TIME), UNLESS THE OFFER PERIOD IS EXTENDED.

March 11, 2016

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by Acorda Therapeutics, Inc., a Delaware corporation (“Acorda” or the “Offeror”), to act as Information Agent for ADSs in connection with the Offeror’s offer to purchase (the “Tender Offer”) for cash all outstanding ordinary shares, no nominal value (“Shares”), all outstanding American Depositary Shares (“ADSs”), each representing 80 Shares, all of the outstanding Option Rights (as defined in the Tender Offer Document (as defined below)), all of the outstanding Share Rights (as defined in the Tender Offer Document) and all of the outstanding warrants issued on May 28, 2015 (the “Warrants”) (the outstanding Shares, ADSs, Option Rights, Share Rights and Warrants, collectively, the “Equity Interests”) in Biotie Therapies Oyj (“Biotie” or the “Company”), a Finnish limited liability Company, upon and subject to the terms and conditions set forth in the offer to purchase filed with the United States Securities and Exchange Commission on March 11, 2016 (the “Tender Offer Document”), the related Letter of Transmittal enclosed herewith (the “Letter of Transmittal”), and the related acceptance forms for Option Rights, Share Rights and Warrants.

The Tender Offer is subject to certain conditions set forth in the Tender Offer Document. See Section 4.2—“Conditions to Completion of the Tender Offer” of the Tender Offer Document.

Please note that there will be no guaranteed delivery tender procedures in connection with the Tender Offer.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee.

1. The Tender Offer Document.

2. The Letter of Transmittal to be used by holders of ADSs to accept the Tender Offer and tender ADSs and for the information of your clients (manually signed facsimile copies of the Letter of Transmittal may be used to tender ADSs).

3. The Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

4. A printed form of letter that may be sent to your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Tender Offer.

In order to tender ADSs in the Tender Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees and other documents, or (ii) an Agent’s Message (as defined in Section 4.4—“Acceptance Procedure of the Tender Offer” of the Tender Offer Document) in connection with a book-entry delivery of ADSs and other required documents should be sent to Computershare Trust Company, N.A., in its capacity as depositary for the Tender Offer (the “Depositary”), and such ADSs should be tendered by book-entry transfer into the Depositary’s account maintained at The Depositary Trust Company (“DTC”), all in accordance with the instructions set forth in the Letter of Transmittal and the Tender Offer Document. The Offeror will not pay any fees or commissions to any broker or dealer or to any other person (other than to the Receiving and Paying Agent for Shares, Option Rights, Share Rights and Warrants, the Depositary, the Communication Agent, and the Information Agent for ADSs (each as defined in the Tender Offer Document)) in connection with the solicitation of tenders of Equity Interests pursuant to the Tender Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

The Offeror will pay or cause to be paid all transfer taxes applicable to its purchase of ADSs pursuant to the Tender Offer, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

PLEASE CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER PERIOD AND THE ASSOCIATED WITHDRAWAL RIGHTS WILL EXPIRE ON APRIL 8, 2016 AT 4:00 P.M. (FINNISH TIME) / 9:00 A.M. (NEW YORK TIME), UNLESS THE OFFER PERIOD IS EXTENDED.

THE TENDER OFFER CANNOT BE ACCEPTED IN RESPECT OF SHARES OR ANY EQUITY INTEREST OTHER THAN THE ADSs BY MEANS OF A LETTER OF TRANSMITTAL. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF THE SHARES AND OTHER EQUITY INTERESTS OTHER THAN ADSs CAN BE OBTAINED BY CALLING THE CALL SERVICE OF OP FINANCIAL GROUP AT (+358) (0) 100 0500.

Any inquiries you may have with respect to the Tender Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned, the Information Agent for ADSs, at the address and telephone number set forth on the back cover of the Tender Offer Document.

Very truly yours,

Innisfree M&A Incorporated

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFEROR, BIOTIE, THE RECEIVING AND PAYING AGENT FOR SHARES, OPTION RIGHTS, SHARE RIGHTS AND WARRANTS, THE DEPOSITARY, THE COMMUNICATION AGENT, OR THE INFORMATION AGENT FOR ADSs (EACH AS DEFINED IN THE TENDER OFFER DOCUMENT) OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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